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                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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

                                                               MARCH 31, 2000    March 31, 1999
                                                               --------------    --------------

Income from continuing operations                             $      662,678      $   543,277
    Income from discontinued operations and
       Gain on sale of test equipment business
        net of income tax                                               --          3,560,852
                                                              --------------      -----------

Net Income                                                    $      662,678      $ 4,104,129
                                                              ==============      ===========

BASIC EARNINGS:

Weighted average number of common shares                          17,162,257       17,557,298
Outstanding                                                   ==============      ===========

Basic earnings per common share:
               Continuing operations                                   $0.04            $0.03
               Discontinued operations                                  0.00             0.20
                                                                       -----            -----
                                                                       $0.04            $0.23
                                                                       =====            =====

DILUTED EARNINGS:

Weighted average number of common shares outstanding              17,162,257       17,557,298

Stock Options                                                        772,138             --
                                                              --------------      -----------

Weighted average number of common shares outstanding, as          17,934,395       17,557,298
adjusted                                                      ==============      ===========


Diluted earnings per common share:
               Continuing operations                                   $0.04            $0.03
               Discontinued operations                                  0.00             0.20
                                                                       -----            -----
                                                                       $0.04            $0.23
                                                                       =====            =====


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